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                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 33-83050 and 33-97136) of CoCensys, Inc. and in the related Prospectuses; and in the Registration Statements (Form S-8 Nos. 33-97260, 33-97528, 333-07855 and 333-21761) of CoCensys, Inc., of our report dated March 14, 1997, with respect to the financial statements of CoCensys, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                               ERNST & YOUNG LLP
Orange County, California
March 24, 1997